                                                                EXHIBIT 20

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VW CREDIT, INC. -- SERVICER                                             PAGE 1
==============================================
16-MAY-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                MONTHLY SERVICER REPORT INPUT AND SUMMARY PAGE
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                              From         To    Days
                                                            ------       ------- ----
Current Interest Period                                     4/15/97      5/14/97 30

Series Allocation Percentage                                     100.00%

Initial Principal Balance                                $375,000,000.00
Outstanding Principal Balance                            $375,000,000.00
Principal Balance of Receivables for Determination Date  $493,766,392.98
Amount Invested in Receivables on Series Issuance Date   $375,000,000.00
Initial Invested Amount                                  $375,000,000.00
Invested Amount at the Beginning of Period               $375,000,000.00
Invested Amount                                          $375,000,000.00

Required Subordinated Amount                              $68,690,554.25
Excess Funded Amount                                               $0.00

Available Subordinated Amount (previous period)           $76,619,396.75
Incremental Subordinated Amount (previous period)         $12,731,306.04

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                   $1,875,000.00
Yield Supplement Account Beginning Balance                 $1,875,000.00
Yield Supplement Account Required Amount                   $1,875,000.00

Reserve Fund Initial Deposit                               $1,875,000.00
Reserve Fund Required Amount                               $1,875,000.00
Reserve Fund Beginning Balance                             $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                   $0.00
Yield Supplement Account Draw Amount                               $0.00
Outstanding Carryover Amount - Ending Balance                      $0.00
Yield Supplement Account Balance - Ending Balance          $1,875,000.00
Yield Supplement Account Required Deposit Amount                   $0.00

Reserve Fund Draw Amount                                           $0.00
Reserve Fund Ending Balance                                $1,875,000.00
Reserve Fund Required Deposit Amount                               $0.00

1-month LIBOR Rate (annualized)                               5.6875000%
Certificate Coupon (annualized)                               5.8475000%
Prime Rate (annualized)                                       8.5000000%
Servicing Fee Rate (annualized)                                   1.000%
Excess Spread                                                 1.9625000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                  $527,352,696.72
Pool Balance at the Ending of Period                     $528,552,426.00
Average Aggregate Principal Balance                      $527,952,561.36

Aggregate Principal Collections                          $268,726,931.04
New Principal Receivables                                $269,926,660.32
Receivables Added for Additional Accounts                          $0.00
Investor Default Amount                                            $0.00
Net Losses                                                         $0.00
Monthly Interest Accrued, but not Paid                             $0.00
Ineligible Receivables                                             $0.00
Ineligible Receivables in Prior Collection Period                  $0.00
Defaulted Receivables in Ineligible and Overconc.
  Accounts                                                         $0.00

MISCELLANEOUS DATA
-------------------
Recoveries on Receivables Written Off                              $0.00
Spread Over Prime for Portfolio                                    0.31%
Weighted Average Interest Rate                                     8.81%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                       0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                       $35,207,671.85
Used Vehicle Percentage                                                         6.661%
Used Vehicle Percentage During Last Collection Period                           6.760%
Early Amortization Event?                                               NO
Largest Dealer or Dealer Affiliation Balance                            $21,972,500.45
Largest Dealer Percentage                                                       4.167%

Aggregate Principal Amount of Receivables of Dealers over 2%            $18,646,251.30
Aggregate % Principal Amount of Receivables of Dealers over 2%                  3.528%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                        $272,570,626.88
     Aggregate Amount of Interest Collections                                     $3,843,695.84
Investment Proceeds                                                              $0.00
Aggregate Amount of Principal Collections                              $268,726,931.04
Asset Receivables Rate                                                          7.738%
Use Asset Receivables Rate?                                             NO
Carryover Amount (this Distribution Date)                                          N/A
Total Carryover Amount                                                             N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                  50.90%
Previous Collection Period Monthly Payment Rate                       41.58%
Monthly Payment Rate 3 months ago                                     39.85%
3-month Average Payment Rate                                          44.11%
12-month Minimum Payment Rate                                         39.85%
Early Amortization Event?                                               NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                YES
Last Day of Revolving Period                                            N/A
Invested Amount as of Last Day of Revolving Period                      N/A
Accumulation Period Length (months)                                     N/A
First Accumulation Date                                          TO BE DETERMINED
Expected Final Payment Date                                             N/A
Required Participation Percentage                                      4.00%
Principal Funding Account Balance                                                $0.00
Principal Payment Amount                                                         $0.00
Controlled Deposit Amount                                                        $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
i.    Monthly Interest Distribution                                      $1,827,343.75
ii.   Monthly Servicing Fee Distribution                                   $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                   $0.00
iv.   Investor Default Amount Distribution                                       $0.00
v.    Outstanding Carryover Amount Distribution                                  $0.00
vi.   Yield Supplement Account Deposit Amount Distribution                       $0.00
                                                                                 -----
          Excess Servicing                                                 $593,404.70

Excess Servicing (Previous Period)                                         $250,610.70

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                                 $0.0
Draw Amount                                                                       $0.0

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VW CREDIT, INC. -- SERVICER                                             PAGE 2
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      16-MAY-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    SUMMARY
                                    -------
                 COLLECTIONS                  ACCRUAL       DISTRIBUTION
                --------------            ----------------  --------------
From:               15-Apr-97
To:                 14-May-97
Days:                      29

  LIBOR RATE       5.6875000%
   (1 month)

SERIES #              1       Active
VCI RATING:          N/A

               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                                SERIES                                       EXCESS      REQUIRED        REQUIRED       OUTSTANDING
    SERIES         SERIES     ALLOCATION     INVESTED       SUBORDINATED     FUNDED    PARTICIPATION  PARTICIPATION     CERTIFICATE
    NUMBER          NAME      PERCENTAGE      AMOUNT           AMOUNT        AMOUNT     PERCENTAGE        AMOUNT          BALANCE
    ------          ----      ----------      ------           ------        ------     ----------        ------          -------
                Trust                     $375,000,000.00   $68,690,554.25      $0.00       N/A       $15,000,000.00
              1 Series 1996-1   100.00%   $375,000,000.00   $68,690,554.25      $0.00      4.00%      $15,000,000.00 $375,000,000.00


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VW CREDIT, INC. -- SERVICER                                               PAGE 3
=======================================
16-MAY-97

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                            EXCESS SPREAD CALCULATION
---------------                                                            -------------------------
Initial Invested Amount                  $375,000,000.00                   Weighted Average Rate Charged to Dealers    8.81%
Invested Amount                          $375,000,000.00                   LIBOR                                       5.69%
Controlled Accumulation Amount                    $0.00                    Certificate Rate (LIBOR+16 b.p.)            5.85%
Required Subordinated Amount             $68,690,554.25                    Servicing Fee Rate                          1.00%
Annualized Servicing Fee Rate                     1.00%                    Investor Net Losses                         0.00%
                                                                                                                       -----
First Controlled Accumulation Date           TO BE                         Excess Spread                               1.96%
                                           DETERMINED
Accumulation Period Length (months)           N/A
Expected Final Payment Date                   N/A
Initial Settlement Date                       28-Mar-96
Required Participation Percentage                 4.00%
Subordinated Percentage                          14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------
                                                                              REQUIRED          EXCESS
                                         SERIES 1996-1       INVESTED       SUBORDINATED       FUNDING
PRINCIPAL RECEIVABLES                        TOTAL            AMOUNT           AMOUNT           AMOUNT
---------------------                    ------------        --------       ------------       -------
Series Allocation Percentage                100.00%
Beginning Balance                        $375,000,000.00  $375,000,000.00  $68,690,554.25             $0.00
  Floating Allocation Percentage             71.11%           71.11%
  Fixed Allocation Percentage                 N/A

Principal Collections                    $268,726,931.04  $268,726,931.04       N.A.             N.A.
New Principal Receivables                $269,926,660.32  $269,926,660.32       N.A.             N.A.
Principal Default Amounts                         $0.00            $0.00        N.A.             N.A.
Receivables Added for Additional                  $0.00            $0.00        N.A.             N.A.
Accounts
Controlled Deposit Amount                         $0.00              N/A        N.A.             N.A.
Principal Allocation Percentage
"Pool Factor"                             100.00000000%

Ending Balance                           $375,000,000.00  $375,000,000.00  $68,690,554.25             $0.00
  Floating Allocation Percentage             70.95%           70.95%


NON-PRINCIPAL RECEIVABLES

Interest Collections                      $2,733,248.45
Recoveries on Receivables Written Off             $0.00
Investment Income                                 $0.00

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VW CREDIT, INC. -- SERVICER                                          PAGE 4
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16-MAY-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                              SERVICING CERTIFICATE
                              ---------------------

SUBORDINATED AMOUNT & RESERVE FUND                  CURRENT        PREVIOUS
----------------------------------                  -------        --------
Available Subordination Amount (Previous)        $76,619,396.75  $74,465,283.06
  Required Subordination Draw Amount                      $0.00             N/A
  Reserve Fund Funds to Inv. Default Amount               $0.00             N/A
  Excess Servicing (Previous Period)                $250,610.70     $831,464.28
                                                   ------------
(a) Available Subordinated Amount?               $76,870,007.45  $75,296,747.34

(b) Available Subordinated Amount?               $53,571,428.57  $53,571,428.57

Available Subordinated Amount                    $79,007,216.39  $76,619,396.75

Incremental Subordinated Amount                  $15,119,125.68  $12,731,306.04
  Overconcentration Amount                       $18,646,251.30  $15,665,740.00

Beginning Reserve Fund Balance                    $1,875,000.00   $1,875,000.00
Reserve Fund Required Balance                     $1,875,000.00   $1,875,000.00
Reserve Fund Draw                                         $0.00             N/A
Reserve Fund Required Deposit                             $0.00             N/A
Reserve Fund Deposit Amount                               $0.00             N/A
Reserve Fund Release                                      $0.00             N/A
Ending Reserve Fund Balance                       $1,875,000.00   $1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS

Available Interest Collections                    $3,843,695.84   $3,078,569.84
  Certificateholder Interest Collections          $2,733,248.45   $2,254,022.16
  Subordinate Interest Collections                  $500,662.27     $398,527.55
Investment Income                                         $0.00           $0.00
Reserve Fund Balance                              $1,875,000.00   $1,875,000.00
                                                 --------------
Total Interest  Available                         $5,108,910.72   $4,527,549.71

Interest Shortfall                                        $0.00             N/A
Additional Interest                                       $0.00             N/A
Carry-over Amount                                         $0.00             N/A
Carry-over Shortfall                                      $0.00             N/A
Additional Carry-over Shortfall                           $0.00             N/A

Monthly Servicing Fee                               $439,960.47     $433,138.37
Investor Monthly Servicing Fee                      $312,500.00     $312,500.00